EXHIBIT 10.34
                                                              Loan No. 734133456
                                MULTIFAMILY NOTE

US $2,725,000.00                                              New York, New York
                                                         As of November 30, 1995

      FOR VALUE RECEIVED, the undersigned promise to pay LEHMAN BROTHERS HOLDINGS INC. d/b/a Lehman Capital, A Division of Lehman Brothers Holdings Inc., or order, the principal sum of Two Million Seven Hundred Twenty-five Thousand and 00/100 Dollars, with interest on the unpaid principal balance from the date of this Note, until paid, at the rate of 6.95 percent per annum. Interest only shall be payable at 3 World Financial Center, New York, New York 10285, or such other place as the holder hereof may designate in writing, in consecutive monthly installments of Fifteen Thousand Seven Hundred Eighty Two Dollars and Twenty-Nine Cents (US $15,782.29) on the first day of each month beginning January, 1996, until the entire indebtedness evidenced hereby is fully paid, except that any remaining indebtedness, if not sooner paid, shall be due and payable on December 1, 2005.

      If any installment under this Note is not paid when due, the entire principal amount outstanding hereunder and accrued interest thereon shall at once become due and payable, at the option of the holder hereof. The holder hereof may exercise this option to accelerate during any default by the undersigned regardless of any prior forbearance. In the event of any default in the payment of this Note, and if the same is referred to an attorney at law for collection or any action at law or in equity is brought with respect hereto, the undersigned shall pay the holder hereof all expenses and costs, including, but not limited to, attorney's fees.

      Prepayments shall be applied against the outstanding principal balance of this Note and shall not extend or postpone the due date of any subsequent monthly installments, unless the holder hereof shall agree otherwise in writing. The holder hereof may require that any partial prepayments be made on the date monthly installments are due and be in the amount of that part of one or more monthly installments which would be applicable to principal.

      From time to time, without affecting the obligation of the undersigned or the successors or assigns of the undersigned to pay the outstanding principal balance of this Note and observe the covenants of the undersigned contained herein, without affecting the guaranty of any person, corporation, partnership or other entity for payment of the outstanding principal balance of this Note, without giving notice to or obtaining the consent of the undersigned, the successors or assigns of the undersigned or guarantors, and without liability on the part of the holder hereof, the holder hereof may, at the option of the holder hereof, extend the time for payment of said outstanding principal balance or any part thereof, reduce the payments thereon, release anyone liable on any of said outstanding principal balance, accept a renewal of this Note, modify the terms and time of payment of said outstanding principal balance, join in any extension or subordination agreement, release any security given herefor, take or release other or additional security, and agree in writing with the undersigned to modify the rate of interest or period of amortization of this Note or change the amount of the monthly installments payable hereunder.


      Presentment, notice of dishonor, and protest are hereby waived by all makers, sureties, guarantors and endorsers hereof. This Note shall be the joint and several obligation of all makers, sureties, guarantors and endorsers, and shall be binding upon them and their successors and assigns.

      The indebtedness evidenced by this Note is secured by a Mortgage or Deed of Trust dated as of November 30, 1995, and reference is made thereto for rights as to acceleration of the indebtedness evidenced by this Note. This Note shall be governed by the law of the jurisdiction in which the Property subject to the Mortgage or Deed of Trust is located.

      The undersigned shall pay any installment of interest due hereunder within ten (10) calendar days after such installment of interest is due. The undersigned shall pay any other installment due hereunder or due in accordance with the terms of the Mortgage or Deed of Trust securing this Note, within thirty (30) calendar days of the date such installment is due.

      The monthly installment payable on January 1, 1996 shall include interest on the outstanding principal balance of this Note for a full month at the above-specified interest rate, notwithstanding the fact that as of the due date of that installment principal may not have been outstanding for a full month.

                              CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/3, a California limited partnership

                                    By:   ConCap Equities, Inc., a Delaware
                                          corporation, its general partner


                                    By:   /s/ Robert Long
                                          Robert Long
                                          Vice President and Chief Accounting
                                          Officer



                  PAY TO THE ORDER OF FEDERAL HOME LOAN
                  MORTGAGE CORPORATION WITHOUT RECOURSE.
                  This 30th day of November, 1995.

                        LEHMAN BROTHERS HOLDINGS INC. d/b/a
                        Lehman Capital, A Division of Lehman Brothers Holdings Inc.


                        By:   /s/ Eileen A. Brennan
                              Name: Eileen A. Brennan
                              Title: